FINANCE OF AMERICA REPORTS SECOND QUARTER 2023 RESULTS
– Completed the sale of majority stake of Lender Services platform –
– Completed the sale of Title Insurance business effective July 3 –
– Finished the first half of 2023 with 39% share of HECM Reverse market(1) –

Plano, Texas (August 8, 2023): Finance of America Companies Inc. (“Finance of America” or the “Company”) (NYSE: FOA), a modern retirement solutions platform, reported financial results for the quarter ended June 30, 2023.

Second Quarter 2023 Highlights
•Net loss from continuing operations of $221 million primarily due to non-cash, negative fair value changes on long-term assets and liabilities.
•For the quarter, the Company recognized an adjusted net loss(2) of $26 million or $0.12 per fully diluted share as it absorbed additional costs to integrate the American Advisors Group (“AAG”) platform and made investments in future growth.
•Completed the sale of a majority stake of the Lender Services platform on June 30, 2023.
•Completed the sale of the Title Insurance business on July 3, 2023.
•For the first half of 2023, our subsidiary, Finance of America Reverse maintained 39% market share in the HECM Reverse market.(1)
(1) Source: https://www.newviewadvisors.com/commentary/2023-first-half-hmbs-issuer-league-tables/; Measured by HMBS issuance
(2) See the sections titled “Reconciliation to GAAP “ and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.

Graham A. Fleming, Chief Executive Officer commented, “Finance of America delivered on each strategic initiative we set out to accomplish as we pursue our goal to help even more Americans embrace a modern retirement and understand the value and benefits of home equity. The Company is now transformed into a leading modern retirement solutions platform. After completion of the AAG integration, we believe we will be well positioned for long-term success.”

Second Quarter Financial Summary of Continuing Operations

($ amounts in millions, except per share data)			Variance (%)		Variance (%)			Variance (%)
	Q2’23	Q1’23	Q2'23 vs Q1’23	Q2’22	Q2'23 vs Q2'22	YTD 2023	YTD 2022	2023 vs 2022
Funded volume	$447	$357	25%	$1,647	(73)%	$804	$3,170	(75)%
Total revenue	(112)	141	(179)%	(21)	(433)%	29	25	16%
Total expenses and other, net	112	83	35%	99	13%	195	207	(6)%
Pre-tax income (loss) from continuing operations	(224)	58	(486)%	(120)	(87)%	(166)	(182)	9%
Net income (loss) from continuing operations	(221)	55	(502)%	(118)	(87)%	(165)	(172)	4%
Adjusted net income (loss)(1)	(26)	(15)	(73)%	6	(533)%	(42)	44	(195)%
Adjusted EBITDA(1)	(26)	(12)	(117)%	17	(253)%	(38)	78	(149)%
Basic income (loss) per share	$(0.91)	$0.29	(414)%	$(0.34)	(168)%	$(0.80)	$(0.56)	(43)%
Diluted income (loss) per share(2)	$(0.91)	$0.22	(514)%	$(0.49)	(86)%	$(0.80)	$(0.73)	(10)%
Adjusted diluted earnings (loss) per share(2)	$(0.12)	$(0.08)	(50)%	$0.03	(500)%	$(0.20)	$0.23	(187)%
(1) See Reconciliation to GAAP section for a reconciliation of Adjusted net income (loss) and Adjusted EBITDA to Net income (loss).
(2) Calculated on an if-converted basis except when anti-dilutive. See Reconciliation to GAAP section for more detail.

Balance Sheet Highlights

($ amounts in millions)	June 30,	March 31,	Variance (%)
	2023	2023	Q2 2023 vs. Q1 2023
Cash and cash equivalents	$56	$69	(19)%
Securitized loans held for investment (HMBS & nonrecourse)	24,812	24,998	(1)%
Total assets	26,549	26,826	(1)%
Total liabilities	26,275	26,336	—%
Total equity	274	490	(44)%

•Ended the first quarter with cash and cash equivalents from continuing operations of $56 million. The decrease in cash was primarily attributable to operational losses during the quarter.
•Securitized loans held for investment (HMBS & nonrecourse) remained relatively flat as new production was offset by the change in fair value related to market rates and spreads.
•Total assets decreased 1% in line with the change in securitized loans held for investment.
•Total liabilities also remained flat to prior quarter, in line with the change in assets.

Segment Results

Retirement Solutions
The Retirement Solutions segment generates revenue and earnings in the form of net origination gains and origination fees earned on the origination of reverse mortgage and home improvement loans.

			Variance (%)		Variance (%)			Variance (%)
($ amounts in millions)	Q2’23	Q1’23	Q2’23 vs Q1’23	Q2’22	Q2’23 vs Q2’22	YTD 2023	YTD 2022	2023 vs 2022
Funded volume	$447	$357	25%	$1,647	(73)%	$804	$3,170	(75)%
Total revenue	41	26	58%	83	(51)%	67	192	(65)%
Pre-tax income (loss)	(18)	(9)	(100)%	32	(156)%	(27)	98	(128)%
Adjusted net income (loss)	(5)	2	(350)%	31	(116)%	(3)	87	(103)%
•Funded volume increased 25% quarter over quarter as the Company began the operational integration of the retail platform of AAG.
•Second quarter revenue increased 58% from first quarter to $41 million due to higher volumes and a higher margin associated with the increase in volume through the AAG retail platform.

Portfolio Management
The Portfolio Management segment generates revenue and earnings in the form of gain on sale of loans, fair value gains or losses, interest income, servicing income, fees for underwriting, advisory and valuation services and other ancillary fees.

			Variance (%)		Variance (%)			Variance (%)
($ amounts in millions)	Q2’23	Q1’23	Q2’23 vs Q1’23	Q2’22	Q2’23 vs Q2’22	YTD 2023	YTD 2022	2023 vs 2022
Assets under management	$26,064	$26,327	(1)%	$19,881	31%	$26,064	$19,881	31%
Assets excluding HMBS and non-recourse obligations	1,605	1,887	(15)%	2,360	(32)%	1,605	2,360	(32)%
Total revenue	(146)	124	(218)%	(95)	(54)%	(22)	(148)	85%
Pre-tax income (loss)	(168)	99	(270)%	(129)	(30)%	(69)	(217)	68%
Adjusted net income (loss)	1	4	(75)%	(2)	150%	6	5	20%

•Second quarter revenue was materially impacted by negative non-cash fair value adjustments on assets held for investment and related liabilities, as we updated model assumptions to account for changes in market interest rates, home price appreciation and credit spreads during the quarter.

Reconciliation to GAAP

($ amounts in millions)(1)	Q2’23	Q1’23	Q2’22	YTD 2023	YTD 2022
Reconciliation of net income (loss) from continuing operations to adjusted net income (loss) and adjusted EBITDA
Net income (loss) from continuing operations	$(221)	$55	$(118)	$(165)	$(172)
Add back: Benefit (provision) for income taxes	3	(3)	2	1	10
Net income (loss) from continuing operations before taxes	(224)	58	(120)	(166)	(182)
Adjustments for:
Changes in fair value(2)	171	(94)	111	77	207
Amortization of intangible assets(3)	9	9	9	19	19
Share-based compensation(4)	3	4	4	7	11
Certain non-recurring costs(5)	4	2	5	6	8
Adjusted net income (loss) before taxes	(36)	(21)	9	(57)	63
(Provision) benefit for income taxes(6)	10	6	(3)	15	(19)
Adjusted net income (loss)	(26)	(15)	6	(42)	44
Provision (benefit) for income taxes(6)	(10)	(6)	3	(15)	19
Depreciation	3	1	1	4	2
Interest expense on non-funding debt	8	8	7	15	13
Adjusted EBITDA	$(26)	$(12)	$17	$(38)	$78
OTHER KEY METRICS
Cash paid for income taxes	$—	$—	$—	$—	$—

($ amounts in millions except shares and $ per share)	Q2’23	Q1’23	Q2’22	YTD 2023	YTD 2022
GAAP PER SHARE MEASURES
Net income (loss) from continuing operations attributable to controlling interest	$(80)	$19	$(21)	$(61)	$(34)
Weighted average outstanding share count	87,409,861	64,016,845	62,379,041	75,777,975	61,580,900
Basic income (loss) per share from continuing operations	$(0.91)	$0.29	$(0.34)	$(0.80)	$(0.56)
If-converted method net earnings (loss) from continuing operations	$(80)	$42	$(91)	$(61)	$(138)
Weighted average diluted share count	87,409,861	190,301,012	187,818,225	75,777,975	188,629,076
Diluted earnings (loss) per share from continuing operations(7)	$(0.91)	$0.22	$(0.49)	$(0.80)	$(0.73)

NON-GAAP PER SHARE MEASURES
Adjusted net income (loss)	$(26)	$(15)	$6	$(42)	$44
Weighted average diluted share count	228,997,995	190,301,012	187,818,225	208,700,162	188,629,076
Adjusted diluted earnings (loss) per share	$(0.12)	$(0.08)	$0.03	$(0.20)	$0.23
(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans and securities held for investment and related obligations, deferred purchase price obligations, warrant liability, and minority investments.
(3) Includes amortization of intangibles recognized from the business combination with Replay Acquisition Corp. (“Replay”) recognized during the periods presented.
(4) Funded 85% by the non-controlling shareholders.

(5) Certain non-recurring costs relate to various one-time expenses and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include certain one-time charges including amounts recognized for settlement of legal and regulatory matters, acquisition related expenses and other one-time charges.
(6) We applied an effective combined corporate tax rate to adjusted consolidated pre-tax income (loss) for the respective period to determine the tax effect of adjusted consolidated net income (loss).
(7) Calculated on an if-converted basis except when anti-dilutive.

Adjusted Net Income by Segment (Continuing Operations)

For the six months ended June 30, 2023
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax loss	$(27)	$(69)	$(70)	$(166)
Adjustments for:
Changes in fair value(2)	—	76	1	77
Amortization of intangible assets(3)	19	—	—	19
Share-based compensation(4)	2	1	4	7
Certain non-recurring costs(5)	2	—	4	6
Adjusted net income (loss) before taxes	$(4)	$8	$(61)	$(57)
Provision (benefit) for income taxes(6)	(1)	2	(16)	(15)
Adjusted net income (loss)	$(3)	$6	$(45)	$(42)
Weighted average diluted share count	208,700,162	208,700,162	208,700,162	208,700,162
Adjusted diluted earnings (loss) per share	$(0.02)	$0.03	$(0.21)	$(0.20)

For the three months ended June 30, 2023
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax loss	$(18)	$(168)	$(38)	$(224)
Adjustments for:
Changes in fair value(2)	—	169	2	171
Amortization of intangible assets(3)	9	—	—	9
Share-based compensation(4)	1	—	2	3
Certain non-recurring costs(5)	1	—	3	4
Adjusted net income (loss) before taxes	$(7)	$1	$(31)	$(36)
Benefit for income taxes(6)	(2)	—	(8)	(10)
Adjusted net income (loss)	$(5)	$1	$(23)	$(26)
Weighted average diluted share count	228,997,995	228,997,995	228,997,995	228,997,995
Adjusted diluted earnings (loss) per share	$(0.02)	$0.01	$(0.10)	$(0.12)

For the three months ended March 31, 2023
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$(9)	$99	$(32)	$58
Adjustments for:
Changes in fair value(2)	—	(93)	(1)	(94)
Amortization of intangible assets(3)	9	—	—	9
Share-based compensation(4)	2	—	2	4
Certain non-recurring costs(5)	1	—	1	2
Adjusted net income (loss) before taxes	$3	$6	$(30)	$(21)
Provision (benefit) for income taxes(6)	1	2	(8)	(6)
Adjusted net income (loss)	$2	$4	$(22)	$(15)
Weighted average diluted share count	190,301,012	190,301,012	190,301,012	190,301,012
Adjusted diluted earnings (loss) per share	$0.01	$0.02	$(0.12)	$(0.08)

For the six months ended June 30, 2022
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$98	$(217)	$(63)	$(182)
Adjustments for:
Changes in fair value(2)	—	221	(14)	207
Amortization of intangible assets(3)	19	—	—	19
Share-based compensation(4)	4	2	6	11
Certain non-recurring costs(5)	(3)	1	11	8
Adjusted net income (loss) before taxes	$118	$7	$(60)	$63
Provision (benefit) for income taxes(6)	31	2	(13)	19
Adjusted net income (loss)	$87	$5	$(47)	$44
Weighted average diluted share count	188,629,076	188,629,076	188,629,076	188,629,076
Adjusted diluted earnings (loss) per share	$0.46	$0.02	$(0.24)	$0.23

For the three months ended June 30, 2022
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$32	$(129)	$(23)	$(120)
Adjustments for:
Changes in fair value(2)	—	125	(14)	111
Amortization of intangible assets(3)	9	—	—	9
Share-based compensation(4)	2	1	2	4
Certain non-recurring costs(5)	—	—	5	5
Adjusted net income (loss) before taxes	$43	$(3)	$(30)	$9
Provision (benefit) for income taxes(6)	12	(1)	(8)	3
Adjusted net income (loss)	$31	$(2)	$(22)	$6
Weighted average diluted share count	187,818,225	187,818,225	187,818,225	187,818,225
Adjusted diluted earnings (loss) per share	$0.17	$(0.02)	$(0.11)	$0.03
(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans and securities held for investment and related obligations, deferred purchase price obligations, warrant liability, and minority investments.
(3) Includes amortization of intangibles recognized from the business combination with Replay recognized during the periods presented.
(4) Funded 85% by the non-controlling shareholders.
(5) Certain non-recurring costs relate to various one-time expenses and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include certain one-time charges including amounts recognized for settlement of legal and regulatory matters, acquisition related expenses and other one-time charges.
(6) We applied an effective combined corporate tax rate to adjusted consolidated pre-tax income (loss) for the respective period to determine the tax effect of adjusted consolidated net income (loss).

Finance of America Companies Inc. and Subsidiaries Selected Financial Information Condensed Consolidated Statements of Financial Condition (In thousands, except share data) (Unaudited)

	June 30, 2023	March 31, 2023
ASSETS
Cash and cash equivalents	$55,591	$69,313
Restricted cash	265,542	228,302
Loans held for investment, subject to HMBS related obligations, at fair value	16,883,718	16,623,561
Loans held for investment, subject to nonrecourse debt, at fair value	7,928,414	8,374,827
Loans held for investment, at fair value	685,033	736,968
Loans held for sale, at fair value	53,500	77,494
MSR, at fair value, $0 and $988 subject to nonrecourse MSR financing liability, respectively	9,456	13,713
Fixed assets and leasehold improvements, net	8,196	10,610
Intangible assets, net	278,525	287,822
Other assets, net	256,289	251,929
Assets of discontinued operations	124,406	151,450
TOTAL ASSETS	$26,548,670	$26,825,989

LIABILITIES AND EQUITY
HMBS related obligations, at fair value	$16,665,535	$16,407,629
Nonrecourse debt, at fair value	7,796,545	8,032,552
Other financing lines of credit	1,072,113	1,113,367
Payables and other liabilities	273,839	306,717
Notes payable, net (includes amounts due to related parties of $59,580 and $56,580, respectively)	411,784	408,990
Liabilities of discontinued operations	55,119	66,302
TOTAL LIABILITIES	26,274,935	26,335,557

EQUITY
Class A Common Stock, $0.0001 par value; 6,000,000,000 shares authorized; 91,886,418 and 89,838,531 shares issued, respectively, and 87,627,918 and 85,580,031 shares outstanding, respectively	9	9
Class B Common Stock, $0.0001 par value; 1,000,000 shares authorized; 15 and 15 shares issued and outstanding, respectively	—	—
Additional paid-in capital	935,911	926,910
Accumulated deficit	(710,381)	(631,241)
Accumulated other comprehensive loss	(254)	(209)
Noncontrolling interest	48,450	194,963
TOTAL EQUITY	273,735	490,432
TOTAL LIABILITIES AND EQUITY	$26,548,670	$26,825,989

Finance of America Companies Inc. and Subsidiaries Selected Financial Information Condensed Consolidated Statements of Operations (In thousands, except share data)

	Q2’23	Q1’23	Q2’22	YTD 2023	YTD 2022
	(Unaudited)
REVENUES
Gain (loss) on sale and other income from loans held for sale, net	$(4,054)	$(12,426)	$(4,763)	$(16,480)	$5,448
Net fair value gains (losses) on mortgage loans and related obligations	(93,133)	176,394	2,165	83,261	5,135
Fee income	13,824	6,352	6,840	20,176	62,013
Net interest expense:
Interest income	3,200	2,091	1,609	5,291	2,793
Interest expense	(31,734)	(31,556)	(27,025)	(63,290)	(50,505)
Net interest expense	(28,534)	(29,465)	(25,416)	(57,999)	(47,712)
TOTAL REVENUES	(111,897)	140,855	(21,174)	28,958	24,884

EXPENSES
Salaries, benefits, and related expenses	51,098	40,814	58,804	91,912	117,903
Occupancy, equipment rentals, and other office related expenses	2,554	1,909	1,700	4,463	3,889
General and administrative expenses	56,353	41,054	52,315	97,407	102,237
TOTAL EXPENSES	110,005	83,777	112,819	193,782	224,029
OTHER, NET	(1,937)	936	14,154	(1,001)	17,138
NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(223,839)	58,014	(119,839)	(165,825)	(182,007)
Provision (benefit) for income taxes	(3,215)	2,532	(2,201)	(683)	(9,923)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(220,624)	55,482	(117,638)	(165,142)	(172,084)
NET LOSS FROM DISCONTINUED OPERATIONS	(1,857)	(40,890)	(50,185)	(42,747)	(59,734)
NET INCOME (LOSS)	(222,481)	14,592	(167,823)	(207,889)	(231,818)
Noncontrolling interest	(143,341)	11,538	(127,143)	(131,803)	(182,645)
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$(79,140)	$3,054	$(40,680)	$(76,086)	$(49,173)

EARNINGS PER SHARE
Basic weighted average shares outstanding	87,409,861	64,016,845	62,379,041	75,777,975	61,580,900
Basic net income (loss) per share from continuing operations	$(0.91)	$0.29	$(0.34)	$(0.80)	$(0.56)
Basic net loss per share from discontinued operations	$(0.00)	$(0.24)	$(0.31)	$(0.20)	$(0.24)
Diluted weighted average shares outstanding	87,409,861	190,301,012	187,818,225	75,777,975	188,629,076
Diluted net income (loss) per share from continuing operations	$(0.91)	$0.22	$(0.49)	$(0.80)	$(0.73)
Diluted net loss per share from discontinued operations	$(0.00)	$(0.15)	$(0.21)	$(0.20)	$(0.27)

Webcast and Conference Call
Management will host a webcast and conference call on Tuesday, August 8th at 5:00 pm Eastern Time to discuss the Company’s results for the second quarter ended June 30, 2023. A copy of this press release will be posted prior to the call under the “Investors” section on Finance of America’s website at https://www.financeofamerica.com/investors.
To listen to the audio webcast of the conference call, please visit the “Investors” section of the Company's website at https://www.financeofamerica.com/investors. The conference call can also be accessed by dialing the following:
a.1-888-414-4458 (Domestic)
b.1-646-960-0166 (International)
c.Conference ID: 5714344

Replay
A replay of the call will also be available on the Company's website approximately two hours after the conclusion of the conference call through August 22, 2023. To access the replay, dial 1-800-770-2030 (United States) or 1-647-362-9199 (International). The replay pin number is 5714344. The replay can also be accessed on the “Investors” section of the Company's website at https://www.financeofamerica.com/investors.

About Finance of America
Finance of America (NYSE: FOA) is a modern retirement solutions platform that provides customers with access to an innovative range of retirement offerings centered on the home, including reverse mortgages and home improvement loans as well as home-sharing services. In addition, FOA offers capital markets and portfolio management capabilities to optimize distribution to investors. FOA is headquartered in Plano, Texas. For more information, please visit www.financeofamerica.com.

Forward-Looking Statements
This release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only management’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that our actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. A number of important factors exist that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: the transformation of our business from a vertically-integrated, diversified lending platform to a focused, reverse mortgage lending business; our ability to obtain sufficient capital and liquidity to meet the financing and operational requirements of our business, and our ability to comply with our debt agreements and pay down our substantial debt; our recently closed acquisition of American Advisors Group and sale of our Commercial Originations business, as well as the sale of our Incenter subsidiaries and their respective expected benefits and increased liquidity, anticipated cost savings and financial and accounting impact; our ability to successfully and timely integrate the business of American Advisors Group into the legacy business of the Company; the possibility that the Company may be adversely affected by other economic, business and/or competitive factors in our business markets and worldwide financial markets, including a sustained period of higher interest rates and increased instability in the banking sector as a result of several recent bank failures; our ability to respond to significant changes in prevailing interest rates, and to develop a profitable business; our ability to manage disruptions in the secondary home loan market, including the mortgage-backed securities market; our ability to finance and recover costs of our reverse servicing operations; our ability to manage changes in our licensing status, business relationships, or servicing guidelines with Ginnie Mae, HUD or other governmental entities; our geographic market concentration if the economic conditions in our current markets should decline or as a result of natural disasters; our use of estimates in measuring or determining the fair value of the majority of our assets and liabilities, which may require us to write down the value of these assets or write up the value of these liabilities if they prove to be incorrect; our ability to manage various legal proceedings and compliance matters, federal or state governmental examinations and enforcement investigations we are subject to from time to time, including consumer protection laws applicable to reverse mortgage lenders, which may be highly complex and slow to develop, and results are difficult to predict or estimate; our ability to prevent cyber intrusions and mitigate cyber risks; our ability to compete with national banks, which are not subject to state licensing and operational requirements; our holding company status and dependency on distributions from Finance of America Equity Capital LLC; our “controlled company” status under New York Stock Exchange rules, which exempts us from certain corporate governance requirements and affords stockholders fewer protections; and our common stock trading history has been characterized by low trading volume, which may result in an inability to sell your shares at a desired price, if at all.
All of these factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each such new factor on our business. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and any of these statements included herein may prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements, or our objectives and plans will be achieved. Please refer to “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2023, for further information on these and other risk factors affecting us, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures
The Company’s management evaluates performance of the Company through the use of certain measures that are not prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), including Adjusted Net Income, Adjusted EBITDA, and Adjusted Diluted Earnings per Share.
We define Adjusted Net Income as net income adjusted for change in fair value of loans and securities held for investment due to assumption changes, change in fair value of deferred purchase price obligations (including earnouts and TRA obligations), warrant liability, and minority investments, amortization and other impairments, equity based compensation, and certain non-recurring costs.
We define Adjusted EBITDA as Adjusted Net Income (defined above) adjusted for taxes, interest on non-funding debt and depreciation.
We define Adjusted Diluted Earnings Per Share as Adjusted Net Income (defined above) divided by our weighted average diluted share count, which includes our issued and outstanding Class A Common Stock shares plus Finance of America Equity Capital LLC’s Class A LLC units owned by our noncontrolling interests on an if-converted basis.
The presentation of non-GAAP measures is used to enhance investors’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Management believes these key financial measures provide an additional view of our performance over the long-term and provide useful information that we use in order to maintain and grow our business.
These non-GAAP financial measures should not be considered as an alternate to (i) net income (loss) or any other performance measures determined in accordance with GAAP or (ii) operating cash flows determined in accordance with GAAP. Adjusted Net Income, Adjusted EBITDA, and Adjusted Diluted Earnings per Share have important limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of the limitations of these metrics relate to the variability of: (i) cash expenditures for future contractual commitments; (ii) cash requirements for working capital needs; (iii) cash requirements for certain tax payments; and (iv) all non-cash income/expense items.
Because of these limitations, Adjusted Net Income, Adjusted EBITDA, and Adjusted Diluted Earnings per Share should not be considered as measures of discretionary cash available to us to invest in the growth of our business or distribute to stockholders. We compensate for these limitations by relying primarily on our GAAP results and using our non-GAAP financial measures only as a supplement. Users of our interim unaudited consolidated financial statements are cautioned not to place undue reliance on our non-GAAP financial measures, which are not necessarily indicative of the results that may be expected for any future period of for the full year.
A reconciliation of our forward-looking Adjusted Diluted Earnings per Share outlook to GAAP Earnings per Share and Net Income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusted items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

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